KAUFMAN AND RABINOVICH
CAPITAL MARKETS COMMERCIAL LAW AND LITIGATION

To:
Whom It May Concern

August 9, 2018

CERTIFICATION OF TRANSLATION AND COPY

I, the undersigned, **Arik Kaufman, Advocate**, L.N Number 50868, at Arie Shenkar 1 St. Herzliya 4672501, Israel, Tel: +972-77-9981271, E-Mail arik@kr-adv.com, hereby declare that I am well acquainted with the Hebrew and English languages and that the attached document marked "**A**" (one page), is a correct translation to **English** of the original document drawn up in the **Hebrew** language, that has been produced before me, and a photocopy of which is attached and marked "**A**".

In witness whereof, I certify the correctness of the said translation and copy by signature and seal today: **August 9, 2018**.

Best Regards,

ARIK KAUFMAN, ADV
L.N 50868

Arik Kaufman, Adv.

Kaufman & Rabinovich Co. - Law offices

כ: רחוב אריה שנקר 1 • הרצליה • ישראל • ט: 9981018-77-972+ / 9981271-77-972+ • פ: 8849441-9-972+ / 77330521-9-972+

A: 1 Arie Shenkar St. • Herzliya • Israel • T: +972-77-9981018 / +972-77-9981271 • F: +972-9-77330521 / +972-9-8849441

www.kr-adv.com • office@kr-adv.com

KAUFMAN AND RABINOVICH
CAPITAL MARKETS COMMERCIAL LAW AND LITIGATION

Appendix A

Corporations Authority
Registrar of Companies and Partnerships

State of Israel
Ministry of Justice - Corporations Authority
Registrar of Companies and Partnerships

Certificate of Incorporation

For a certificate that the Company:

CANNA POWDER LTD

Number: 515709657

Incorporated and registered on the day of August 30, 2017, 8 Elul 5771.

According to the Companies Law-1999, as a limited liability Company.

Given in Jerusalem on the day of: August 30, 2017, 8 Elul 5771.

Eyal Globes, adv

Registrar of Companies and Partnerships
Head of the Corporations Authority

Done by Liron Magen

מדינת ישראל
משרד המשפטים – רשות התאגידים
רשם החברות והשותפויות

תעודת התאגדות חברה

וזאת לתעודה כי החברה:

קאנא פאודר בע"מ

CANNA POWDER LTD

שמספרה 515709657

נתאגדה ונרשמה ביום 30/08/2017 ח' אלול תשע"ז
על פי חוק החברות, התשנ"ט-1999, כחברה בערבון מוגבל.

איתן שמואלי, עו"ד
Eitan Shmueli, Adv.
מ.ר. 10715
העתק נאמן למקור

ניתנה בירושלים ביום:

30/08/2017
ח' אלול תשע"ז

משרד המשפטים * רשם החברות והשותפויות *

אייל גלובוס, עו"ד
רשם החברות והשותפויות
ראש רשות התאגידים

בוצע על ידי לירון מגן